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                                                                    EXHIBIT 99.2

[DUSA LOGO]
INNOVATION IN PHOTODYNAMIC THERAPY

DUSA PHARMACEUTICALS, INC. (R)
FOR RELEASE AT 8:00 AM

                        DUSA FILES AMENDMENT TO FORM S-8

WILMINGTON, MA. MAY 20, 2004 - DUSA Pharmaceuticals, Inc. (NASDAQ NMS: DUSA) announced today the filing of a Post-Effective Amendment to an existing Registration Statement on Form S-8 with the SEC. The amendment does not involve the granting of any new options, but does include a reoffer prospectus which permits resales by affiliates of DUSA shares following the exercise of their options, from time to time. The amendment is effective on filing.

DUSA Pharmaceuticals, Inc. is a biopharmaceutical company engaged primarily in the development and marketing of LEVULAN(R) Photodynamic Therapy (PDT) and Photodetection (PD) for multiple medical indications, with its primary focus in dermatology. PDT and PD utilize light-activated compounds such as LEVULAN(R) to induce a therapeutic or detection effect. DUSA is a world leader in topically or locally applied PDT and PD. The Company maintains offices in Wilmington, MA, Valhalla, NY, and Toronto, Ontario.

For further information contact:
GEOFF SHULMAN, President & CEO or SHARI LOVELL, Director, Shareholder Services
Tel: 416.363.5059 Fax 416.363.6602 or visit www.dusapharma.com